Exhibit 4.3

Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT NOTICE
ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE	CUSIP____________
IN THE CITIES OF_______________

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen** is the owner of **Zero (0)** fully paid and nonassessable shares of _____% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, of

Monmouth Real Estate Investment Corporation

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED: __________________

Countersigned and Registered:
Transfer Agent	_________________________________(SEAL)
and Registrar	Chief Executive Officer

By: ______________________________	_______________________________________
Authorized Signature	Secretary

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The securities represented by this Certificate are subject to restrictions on ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a “Real Estate Investment Trust” under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own Equity Stock in excess of 9.8% (in value or in number of shares of Equity Stock, whichever is more restrictive) of the outstanding Equity Stock of the Corporation, with further restrictions and exceptions set forth in the Charter of the Corporation. There may be no Transfer that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 Persons, that would result in the Corporation’s being “closely held” under Section 856(h) of the Code, or that would otherwise result in the Corporation failing to qualify as a REIT. Any Person who attempts or proposes to own, Beneficially Own or Constructively Own Equity Stock in excess of, or in violation of, the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer to such Person. If an attempt is made to violate these restrictions on Transfers, (i) any Purported Transfer will be void and will not be recognized by the Corporation, (ii) the Corporation will have the right to redeem the Stock proposed to be Transferred, and (iii) the Stock represented hereby generally will be automatically converted into and exchanged for Excess Stock, which will be held in trust by the Trustee in part for the benefit of a Charitable Beneficiary. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on ownership and Transfer, will be sent without charge to each stockholder who directs a request for such information to the Chairman of the Board of the Corporation.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION
WILL REQUIRE A BOND OF INDEMNITY AS

A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT _____________	Custodian _________
TEN ENT	-	as tenants by the entireties	(Custodian)	(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	Under the Uniform Gifts to Minors Act of _______________
(State)

FOR VALUE RECEIVED, _______________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
(PRINT OR TYPE NAME & ADDRESS, INCLUDING ZIP CODE & SS# OR OTHER
IDENTIFYING NUMBER, OF ASSIGNEE)

____________(____________) shares of stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint

______________________attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated: _______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY OTHER CHANGE.